UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-12

BENEFIT STREET PARTNERS REALTY TRUST, INC.

(Name of Registrant as Specified In Its Charter)

(Name of person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Audio Transcript

The following is a transcript of a voicemail message from Chairman and Chief Executive Officer of Benefit Street Partners Realty Trust, Inc. (the “Company” or “BSP Realty Trust”), Richard Byrne, to certain stockholders of the Company. The transcript is available on the Company’s website at www.bsprealtytrust.com.

Hi, I am Richard Byrne. I am the CEO of Benefit Street Partners Realty Trust, Inc. You are a shareholder in our Company. We need your help. We need your vote in order for the Company to hold its Annual Meeting. We have not yet received a quorum.

Let me tell you how you can register your vote. The two simple ways would be to just mail back your proxy form or vote online. But maybe the quickest way would just be to call this number: (855) 601-2252. By calling you can talk to a specialist at our proxy agent, Broadridge, and the call will probably only take a couple of minutes. Once you have registered your vote you will no longer receive communication about this.

Thank you very much for your attention to this important matter and I’ll leave the number again: (855) 601-2252. Thank you.